Exhibit 10.23

FIRST ADDENDUM

TO

CREDIT AGREEMENT

This First Addendum to Credit Agreement (“First Addendum”) is made this 7th day of July, 2008, between Wells Fargo Bank, National Association (“Bank”) and Cancer Genetics, Inc. (“Borrower”).

RECITALS:

A.	The Bank and the Borrower entered into a Credit Agreement, dated April 29, 2008 (the “Credit Agreement”). Borrowings under the Credit Agreement are currently evidenced by a $ 1,500,000.00 revolving line of credit note, dated April 29, 2008 (“Existing Revolving Note”).

B.	As of July 7, 2008, there is owed on the Existing Revolving Note the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) plus accrued, unpaid interest.

C.	The Borrower has requested that the Bank increase the Line to Three Million Five Hundred Thousand Dollars ($3,500,000.00).

D.	The Bank and the Borrower wish to amend the Credit Agreement pursuant to the terms of this First Addendum.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed:

1.	All terms not otherwise defined in this First Addendum shall have the meaning given to such term in the Credit Agreement, as amended. The recital paragraphs are hereby incorporated as though fully set forth in this First Addendum.

2.	Notwithstanding the execution of the Credit Agreement or any addendum thereto, or the delivery of all documents in furtherance thereof, the obligation of the Bank to make any advance on the Line and this First Addendum becoming effective shall be subject to the timely satisfaction of the following conditions precedent:

a)	No event of default or event which will mature into an event of default, shall have occurred and be continuing.

b)	The representations and warranties of the Borrower contained in the Documents shall be true and correct as of the date of any advance on the Line.

c)	The Borrower shall have delivered to the Bank copies, duly certified as of the date of this First Addendum by the Borrower’s secretary of (i) the resolutions of Borrower’s board of directors authorizing the execution and delivery of this First Addendum and the Documents required by this First Addendum, (ii) all documents evidencing other necessary Borrower action, and (iii) all approvals or consents required, if any, with respect to the Documents.

d)	The Borrower shall have delivered to the Bank a certificate of its secretary certifying the name(s) of the person(s) authorized to sign this First Addendum and the Documents, and all other documents and certificates of the Borrower to be delivered hereunder, together with the true signatures of such person(s).

e)	The Borrower shall have delivered the Documents and the agreements listed below, each of which shall be in a form and content satisfactory to the Bank, executed by the parties specified therein, and all other documents, certificates, opinions and statements requested by the Bank:

i.	This First Addendum.

ii.	The revolving note attached hereto as Exhibit “A” (“New Revolving Note”) which shall evidence the Borrower’s obligation to repay advances made under the Line (as defined below). Upon this First Addendum becoming effective, the New Revolving Note will replace, but not be deemed to satisfy, the Existing Revolving Note.

f)	The Bank shall have received from John Pappajohn the (i) Consent to First Addendum to Credit Agreement and Ratification of Guaranty attached hereto as Exhibit “B” (“Pappajohn Consent”) and (ii) the guaranty attached to the Pappajohn Consent as Exhibit “A” (“Pappajohn Guaranty”).

g)	The Bank shall have received a letter, in the form attached as Exhibit “C” (the “Guarantor’s Letter”), from the Facility Guarantor (as that term is defined in such letter).

h)	The Borrower shall have reimbursed the Bank for all expenses incurred by it in connection with this First Addendum, including but not limited to, attorney’s fees.

3.	Section 1.1 (Line of Credit Amount) of the Credit Agreement is hereby deleted and the following new Section 1.1 is substituted in lieu thereof:

1.1	Line of Credit Amount. During the Line Availability Period defined below, the Bank agrees to provide a revolving line of credit (the “Line”) to the Borrower. Outstanding amounts under the Line will not, at any one time, exceed THREE MILLION FIVE HUNDRED THOUSAND DOLLARS AND 00/100 DOLLARS ($3,500,000.00).

4.	The Borrower does hereby release and forever discharge Wells Fargo Bank, National Association, Wells Fargo & Company, and their respective affiliates and their officers, directors, attorneys, agents, employees, successors and assigns from all causes of action, suits, claims and demands of every kind and character, liquidated or unliquidated, fixed, contingent, direct or indirect without limit, including any action in law or equity, which the Borrower now has or may ever have had against them, if the circumstances giving rise to such causes of action, suits, claims and demands arose prior to the date of this First Addendum.

5.	Except as modified by this First Addendum, all the terms and conditions of the Credit Agreement, as amended, shall remain in full force and effect.

6.	This First Addendum may be executed in one or more identical counterparts, which, when executed by all parties, shall constitute one and the same agreement.

7.	The Credit Agreement, as amended, embodies the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter thereof and supersedes all prior agreements and understandings among such parties with respect to the subject matters thereof.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE

READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, WHETHER VERBAL OR WRITTEN, OR ACTIONS OF EITHER PARTY.

IN WITNESS WHEREOF, the parties have executed this First Addendum as of the day and year first above written.

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Rebecca Gibson
Rebecca Gibson, Vice President

BORROWER:

CANCER GENETICS, INC.

By:	/s/ Louis J. Maione

Its:	Pres & CEO

	Wells Fargo Bank, National Association	Revolving Note

$3,500,000.00		July 7, 2008

FOR VALUE RECEIVED, Cancer Genetics, Inc. (the “Borrower”) promises to pay to the order of Wells Fargo Bank, National Association (the “Bank”), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,500,000.00), or the amount shown on the Bank’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing on the unpaid balance at the annual interest rate defined below. Absent manifest error the Bank’s records will be conclusive evidence of the principal and accrued interest owing hereunder.

This Revolving Note is issued pursuant to a Credit Agreement of even date herewith between the Bank and the Borrower (the “Agreement”). The Agreement, and any amendments or substitutions thereto, contain additional terms and conditions including default and acceleration provisions. The terms of the Agreement are incorporated into this Revolving Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement.

INTEREST RATE

Interest Rate. The principal balance outstanding under this Revolving Note will bear interest at an annual rate equal to the Prime Rate in effect from time to time. “Prime Rate” means at any time the rate of interest most recently announced within Bank at its principal office in Des Moines, Iowa as its Prime Rate, with the understanding that the Prime Rate is one of Bank’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate. Each change in rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

REPAYMENT TERMS

Interest. Interest will be payable on the last day of each month, beginning July 30, 2008.

Principal. Principal, and any unpaid interest, will be payable in a single payment due on October 31, 2009.

ADDITIONAL TERMS AND CONDITIONS. The Borrower agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses incurred by the Bank in the event this Revolving Note is not duly paid. Demand, presentment, protest and notice of nonpayment and dishonor of this Revolving Note are expressly waived. This Revolving Note will be governed by the substantive laws of the State of Iowa.

CANCER GENETICS, INC.

By:	/s/ Louis J. Maione
Its:	Pres & CEO